Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS THIRD QUARTER 2015 RESULTS

•                              Strong Third Quarter Performance and Growth With Pro Forma(1) Adjusted:

•                                          EBITDAR of $188.8 Million, up 6.3% from Prior Year Quarter

•                                          EBITDA of $67.2 Million, up 13.1% from Prior Year Quarter

•                                          Diluted EPS of $0.07

•                              Recent HUD Financing Approval Advances Balance Sheet Restructuring Initiatives; Expected to Improve Annual Free Cash Flow $25 - $30 Million

KENNETT SQUARE, PA — (November 5, 2015) — Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the quarter and nine month periods ended September 30, 2015.

Highlights

•                  Previously announced expense reductions yield $10.2 million of savings in the third quarter and $25.7 million of savings through the first nine months of 2015; on track to realize $35 million in 2015;

•                  Skilled Healthcare integration continues as planned; approximately $4.1 million of transaction synergies realized in the third quarter and $8.1 million through the first nine months of 2015; on track to realize $13 million in 2015;

•                  Pro forma EBITDAR margins of approximately 13.4% grew 60 bps over the prior year quarter;

•                  Genesis received formal portfolio credit approval from the U.S. Department of Housing and Urban Development Program (HUD);

•                  Genesis’ planned acquisition of Revera Inc.’s 24 skilled nursing facilities and contract rehabilitation business is on track to close by year end, subject to regulatory and licensing approvals and other customary conditions.

“We are pleased to report EBITDA growth in excess of 10% for the third consecutive quarter, exceeding our own expectations,” comments George V. Hager, Jr., Chief Executive Officer of Genesis. “Our success managing costs and leveraging our scale through acquisition were the drivers behind our 60 basis points of year-over-year EBITDAR margin expansion. Our focus remains on areas of the business where we can position Genesis for growth, including operational execution, expansion of our rehabilitation therapy segment, and integration of newly acquired and developed inpatient facilities. In the near term, we expect our M&A pipeline, incremental realization of Skilled Healthcare synergies and execution on our other strategic initiatives to position us to sustain our earnings growth rate.”

Third Quarter 2015 Results

(Unaudited)

	Three months ended September 30, 2015		Three months ended September 30, 2014		Pro Forma(1) Non-GAAP Growth
		Pro Forma(1)		Pro Forma(1)
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$1,416,027	$1,405,277	$1,187,618	$1,391,925	$13,352	1.0%
EBITDAR / Adjusted EBITDAR	181,231	188,779	146,384	177,571	11,208	6.3%
EBITDA / Adjusted EBITDA	143,576	67,205	113,463	59,407	7,798	13.1%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(0.32)	0.07	Not applicable as Genesis was privately held

	Nine months ended September 30, 2015		Nine months ended September 30, 2014		Pro Forma(1) Non-GAAP Growth
		Pro Forma(1)		Pro Forma(1)
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$4,178,503	$4,218,064	$3,574,813	$4,187,411	$30,653	0.7%
EBITDAR / Adjusted EBITDAR	542,086	572,118	456,235	539,338	32,780	6.1%
EBITDA / Adjusted EBITDA	429,053	209,983	357,606	188,975	21,008	11.1%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(1.88)	0.27	Not applicable as Genesis was privately held

(1) - To facilitate comparisons, pro forma results for the three and nine months ended September 30, 2015 and 2014 were prepared on a basis assuming the combination of Skilled Healthcare and Genesis HealthCare occurred at the beginning of the respective period presented rather than as of February 2, 2015, which is the actual date of the combination.  See reconcilition of pro forma results to GAAP results in the tables in this release.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $1,405.3 million in the third quarter of 2015 would have increased $13.4 million or 1.0% over the prior year quarter.  Revenue growth in the third quarter of 2015 was negatively impacted $14.0 million by the divestiture of six facilities and $8.0 million due to the loss of certain therapy contracts.  As reported GAAP basis revenue of $1,416.0 million in the third quarter of 2015 increased $228.4 million or 19.2% over the prior year quarter, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $4,218.1 million in the nine months ended September 30, 2015 would have increased $30.7 million or 0.7% over the prior year period.  Revenue growth in the nine months ended September 30, 2015 was negatively impacted $32.0 million by the divestiture of six facilities and by $24.6 million due to the loss of therapy contacts.  As reported GAAP basis revenue of $4,178.5 million in the nine months ended September 30, 2015 increased $603.7 million or 16.9% over the prior year period, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $188.8 million in the third quarter of 2015 would have increased $11.2 million or 6.3% over the prior year quarter. Adjusted EBITDAR growth in the third quarter of 2015 was driven by $10.2 million of planned cost reductions and approximately $4.1 million of Skilled Healthcare transaction synergies. GAAP basis loss from continuing operations of $61.0 million in the third quarter of 2015 increased $18.4 million or 43% over the prior year quarter.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $572.1 million in the nine months ended September 30, 2015 would have increased $32.8 million or 6.1% over the prior year period. Adjusted EBITDAR growth in the nine months ended September 30, 2015 was driven by $25.7 million of planned cost reductions and approximately $8.1 million of Skilled

Healthcare transaction synergies. GAAP basis loss from continuing operations of $212.6 million in the nine months ended September 30, 2015 increased $98.3 million over the prior year period principally due to transaction costs incurred in the Skilled combination and other transactions, offset by the incremental earnings generated by the combined business.

Business Development, Acquisitions and Divestitures

Effective July 1, 2015, as previously announced, Genesis Rehab Services (GRS) signed 91 new therapy contracts with four key customers and acquired 22 outpatient sites.  GRS now provides contract therapy services for more than 1,700 locations across 46 states, the District of Columbia and China. The integration of these new contracts is running smoothly and is on target to contribute an additional $7.5 million in annual EBITDAR.

Genesis previously announced its planned acquisition of Revera Inc.’s 24 skilled nursing facilities and contract rehabilitation business for $240 million.  The acquisition is on track to close by year end, subject to regulatory and licensing approvals and other customary conditions.  The acquisition is expected to contribute $34.0 million in annual EBITDAR.

Genesis continues to look strategically to monetize non-strategic assets and either redeploy the capital to investments providing greater return to shareholders or to repay Genesis’ most expensive debt. Over the next nine months, Genesis looks to sell certain non-strategic assets having the potential to produce $100 million to $150 million of net cash proceeds.

Balance Sheet Restructuring

Genesis received formal portfolio credit approval from the U.S. Department of Housing and Urban Development Program (HUD) in October 2015.  Genesis received approval to finance $360 million in HUD insured loans secured by certain facilities previously owned by Skilled Healthcare and $400 million of additional HUD insured loans conditioned upon the submission to and acceptance by HUD of additional qualifying assets. Proceeds from the initial $360 million of HUD insured loan borrowings will be used to refinance a real estate bridge loan at an estimated 400 basis point per annum savings. Individual HUD guaranteed mortgages are expected to close over the course of the first and second quarters of 2016. The Company intends to utilize the additional $400 million of HUD insured loan capacity to refinance 20 properties to be acquired in the previously announced Revera transaction, 20 facility buybacks with its REIT partners and future unidentified transactions.

“We are keenly focused on increasing our facility ownership and reducing our overall cost of capital,” notes Genesis Chief Financial Officer, Tom DiVittorio.  “Our ability to access HUD guaranteed financing, having attractive fixed rates of approximately 4% and 30 year maturities, is a key milestone in this repositioning strategy.  Combined with our announced transactions with our REIT partners, we expect it will increase annual after-tax free cash flow between $25 million and $30 million, a nearly 40% increase off the midpoint of our 2015 guidance.”

Skilled Healthcare Loss Contingency Reserve

The Company is engaged in discussions with representatives of the Department of Justice in an effort to reach mutually acceptable resolution of two investigations involving therapy matters and staffing matters related to the former Skilled Healthcare business that combined with the Company effective February 2, 2015.  Discussions have progressed to a point where Genesis believes it is appropriate to accrue an estimated loss contingency reserve of $30.0 million.  Recognition of the loss contingency reserve is not an admission of liability or fault by the Company or any of its subsidiaries.  Because these discussions are ongoing, there can be no certainty about the timing or likelihood of a definitive resolution.  As these discussions proceed and additional information becomes available, the amount of the estimated loss contingency reserve may need to be increased or decreased to reflect this new information.

2015 Guidance

The Company reaffirms its previously announced 2015 adjusted EBITDAR guidance of $755.0 million to $770.0 million, adjusted EBITDA of $267.6 million to $282.6 million, and net income from continuing operations on a diluted basis of $0.34 to $0.39 per share.

The 2015 guidance is based on 154.6 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis. The Company’s earnings guidance was prepared on a pro forma basis to reflect full year estimates assuming the operations of Skilled Healthcare were combined with those of Genesis HealthCare as of January 1, 2015.

Genesis also reaffirms its 2015 recurring free cash flow guidance of approximately $70.0 million. Projected recurring free cash flow is derived from the mid-point of the Company’s 2015 adjusted EBITDA guidance of $275.0 million further adjusted for projected cash interest of $72.0 million, recurring capital expenditures of $76.0 million and recurring cash income taxes of $56.0 million.  Cash income taxes assume tax depreciation and amortization expense of approximately $62.0 million and a tax rate of 40%.

Conference Call

Genesis HealthCare will hold a conference call at 8:30 a.m. Eastern Time on Friday, November 6, 2015 to discuss financial results for the first quarter.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis web site at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation’s largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,700 healthcare providers in 45 states, the District of Columbia and China.  References made in this release to “Genesis,” “the Company,” “we,” “us” and “our” refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue, “plans” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, its anticipated synergy cost savings from the Skilled Healthcare combination, anticipated operating expense reductions, anticipated acquisitions, anticipated divestitures, anticipated development opportunities, anticipated deleveraging opportunities, anticipated balance sheet restructuring and resolution of government investigations. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to the following:

•      reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations;

•      continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenue and profitability;

•      recent federal government proposals could limit the states’ use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•      revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;

•      our success is dependent upon retaining key executive and personnel;

•      health reform legislation could adversely affect our revenue and financial condition;

•      annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

•      we are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments;

•      we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•      we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice, and contracts. These investigations and audits could have adverse findings that may negatively affect our business;

•      significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•      insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•      we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;

•      future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•      we lease a significant number of our facilities and may experience risks relating to lease termination, lease extensions and special charges;

•      our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•      following the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc., we may not be able to continue to successfully integrate our operations, which could adversely affect us and the market price of our common stock;

•      we have incurred substantial costs and expect to incur additional transaction and integration costs in connection with the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc;

•      the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the control group’s interests may conflict with yours;

•      some of our directors are significant stockholders or representatives of significant stockholders, which may result in the diversion of corporate opportunities and other potential conflicts; and

•      we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Note Regarding Use of Non-GAAP Financial Measures

For a discussion of the reasons why the Company utilizes non-GAAP financial measures and believes that the presentation of such measures provides useful information to investors regarding the Company’s financial condition and results of operations, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on November 5, 2015.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net revenues	$1,416,027	$1,187,618	$4,178,503	$3,574,813

Salaries, wages and benefits	833,415	723,586	2,445,074	2,162,064
Other operating expenses	332,918	265,283	993,715	798,432
General and administrative costs	46,110	36,341	131,126	108,187
Provision for losses on accounts receivable	23,346	17,285	68,855	52,881
Lease expense	37,655	32,921	113,033	98,629
Depreciation and amortization expense	62,505	48,701	176,043	145,131
Interest expense	128,538	112,121	376,236	330,771
(Gain) loss on extinguishment of debt	(3,104)	—	130	679
Investment income	(353)	(1,468)	(1,200)	(2,847)
Other loss (income)	38	30	(7,522)	(637)
Transaction costs	3,306	1,736	92,016	5,283
Skilled Healthcare loss contingency expense	30,000	—	31,500	—
Equity in net (income) loss of unconsolidated affiliates	(640)	207	(1,153)	(139)

Loss before income tax benefit	(77,707)	(49,125)	(239,350)	(123,621)
Income tax benefit	(16,726)	(6,518)	(26,793)	(9,368)
Loss from continuing operations	(60,981)	(42,607)	(212,557)	(114,253)
Income (loss) from discontinued operations, net of taxes	39	(1,191)	(1,571)	(5,561)

Net loss	(60,942)	(43,798)	(214,128)	(119,814)
Less net loss (income) attributable to noncontrolling interests	31,990	(961)	53,424	(1,370)

Net loss attributable to Genesis Healthcare, Inc.	$(28,952)	$(44,759)	$(160,704)	$(121,184)

Loss per common share:

Basic and diluted:

Weighted average shares outstanding for basic and diluted loss from continuing operations per share	89,213	49,865	84,615	49,865

Basic and diluted net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.32)	$(0.88)	$(1.88)	$(2.32)
Loss from discontinued operations	0.00	(0.02)	(0.02)	(0.11)
Net loss attributable to Genesis Healthcare, Inc.	$(0.32)	$(0.90)	$(1.90)	$(2.43)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	September 30, 2015	December 31, 2014

Assets:
Current assets:
Cash and equivalents	$59,671	$87,548
Accounts receivable, net of allowances for doubtful accounts	759,305	605,830
Other current assets	185,184	202,808
Total current assets	1,004,160	896,186
Property and equipment, net of accumulated depreciation	3,965,527	3,493,250
Identifiable intangible assets, net of accumulated amortization	219,028	173,112
Goodwill	444,446	169,681
Other long-term assets	488,200	409,179
Total assets	$6,121,361	$5,141,408

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$395,468	$320,339
Accrued compensation	222,689	192,838
Other current liabilities	162,206	147,405
Total current liabilities	780,363	660,582

Long-term debt	1,036,882	525,728
Capital lease obligations	1,053,547	1,002,762
Financing obligations	2,993,670	2,911,200
Other long-term liabilities	563,295	498,626
Stockholders’ deficit	(306,396)	(457,490)
Total liabilities and stockholders’ deficit	$6,121,361	$5,141,408

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Nine months ended September 30,
	2015	2014

Net cash (used in) provided by operating activities	$(4,949)	$85,364
Net cash used in investing activities	(67,933)	(67,635)
Net cash provided by (used in) financing activities	45,005	(5,575)

Net (decrease) increase in cash and equivalents	(27,877)	12,154
Beginning of period	87,548	61,413

End of period	$59,671	$73,567

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted
	Three months ended September 30, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start- up losses and newly divested facilities (b)	Other adjustments (c)	Three months ended September 30, 2015

Net revenues	$1,416,027	$—	$(10,750)	$—	$1,405,277

Salaries, wages and benefits	833,415	—	(6,616)	(477)	826,322
Other operating expenses	332,918	—	(6,340)	686	327,264
General and administrative costs	46,110	—	—	(5,194)	40,916
Provision for losses on accounts receivable	23,346	—	(357)	—	22,989
Lease expense	37,655	86,221	(2,302)	—	121,574
Depreciation and amortization expense	62,505	(33,502)	(3,020)	—	25,983
Interest expense	128,538	(105,057)	—	—	23,481
Gain on extinguishment of debt	(3,104)	—	—	3,104	—
Other income	38	—	(38)	—	—
Investment income	(353)	—	—	—	(353)
Transaction costs	3,306	—	(63)	(3,243)	—
Skilled Healthcare loss contingency expense	30,000	—	—	(30,000)	—
Equity in net income of unconsolidated affiliates	(640)	—	—	—	(640)
(Loss) income before income tax benefit	$(77,707)	$52,338	$7,986	$35,124	$17,741
Income tax (benefit) expense	(16,726)	12,149	1,854	8,153	5,430
(Loss) income from continuing operations	$(60,981)	$40,189	$6,132	$26,971	$12,311
Income from discontinued operations, net of taxes	(39)	162	—	—	123
Net (loss) income attributable to noncontrolling interests	(31,990)	21,966	(351)	14,629	4,254

Net (loss) income attributable to Genesis Healthcare, Inc.	$(28,952)	$18,061	$6,483	$12,342	$7,934

Depreciation and amortization expense	62,505	(33,502)	(3,020)	—	25,983
Interest expense	128,538	(105,057)	—	—	23,481
Gain on extinguishment of debt	(3,104)	—	—	3,104	—
Other income	38	—	(38)	—	—
Transaction costs	3,306	—	(63)	(3,243)	—
Skilled Healthcare loss contingency expense	30,000	—	—	(30,000)	—
Income tax (benefit) expense	(16,726)	12,149	1,854	8,153	5,430
Loss from discontinued operations, net of taxes	(39)	162	—	—	123
Net (loss) income attributable to noncontrolling interests	(31,990)	21,966	(351)	14,629	4,254
EBITDA / Adjusted EBITDA	$143,576	$(86,221)	$4,865	$4,985	$67,205
Lease expense	37,655	86,221	(2,302)	—	121,574

EBITDAR / Adjusted EBITDAR	$181,231	$—	$2,563	$4,985	$188,779

(Loss) income per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	89,213				153,671

Diluted net (loss) income from continuing operations per share (e)	$(0.32)				$0.07

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Nine months ended September 30, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Nine months ended September 30, 2015	Skilled Healthcare Group, Inc. one month ended January 31, 2015	Nine months ended September 30, 2015

Net revenues	$4,178,503	$—	$(32,115)	$388	$4,146,776	$71,288	$4,218,064

Salaries, wages and benefits	2,445,074	—	(19,129)	(477)	2,425,468	43,926	2,469,394
Other operating expenses	993,715	—	(15,993)	(10,534)	967,188	17,141	984,329
General and administrative costs	131,126	—	—	(7,456)	123,670	1,516	125,186
Provision for losses on accounts receivable	68,855	—	(608)	—	68,247	1,289	69,536
Lease expense	113,033	254,566	(7,230)	—	360,369	1,766	362,135
Depreciation and amortization expense	176,043	(101,291)	(4,463)	—	70,289	1,998	72,287
Interest expense	376,236	(311,371)	(40)	—	64,825	2,521	67,346
Loss on extinguishment of debt	130	—	—	(130)	—	—	—
Other income	(7,522)	—	(38)	7,560	—	11	11
Investment income	(1,200)	—	—	—	(1,200)	—	(1,200)
Transaction costs	92,016	—	(63)	(91,953)	—	—	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—		—
Equity in net income of unconsolidated affiliates	(1,153)	—	—	—	(1,153)	(146)	(1,299)
(Loss) income before income tax benefit	$(239,350)	$158,096	$15,449	$134,878	$69,073	$1,266	$70,339
Income tax (benefit) expense	(26,793)	36,697	3,586	31,308	44,798	494	45,292
(Loss) income from continuing operations	$(212,557)	$121,399	$11,863	$103,570	$24,275	$772	$25,047
Loss from discontinued operations, net of taxes	1,571	1,082	—	—	2,653	—	2,653
Net (loss) income attributable to noncontrolling interests	(53,424)	29,591	2,088	27,911	6,166	531	6,697
Net (loss) income attributable to Genesis Healthcare, Inc.	$(160,704)	$90,726	$9,775	$75,659	$15,456	$241	$15,697

Depreciation and amortization expense	176,043	(101,291)	(4,463)	—	70,289	1,998	72,287
Interest expense	376,236	(311,371)	(40)	—	64,825	2,521	67,346
Loss on extinguishment of debt	130	—	—	(130)	—	—	—
Other income	(7,522)	—	(38)	7,560	—	11	11
Transaction costs	92,016	—	(63)	(91,953)	—	—	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—	—	—
Income tax (benefit) expense	(26,793)	36,697	3,586	31,308	44,798	494	45,292
Loss from discontinued operations, net of taxes	1,571	1,082	—	—	2,653	—	2,653
Net (loss) income attributable to noncontrolling interests	(53,424)	29,591	2,088	27,911	6,166	531	6,697
EBITDA / Adjusted EBITDA	$429,053	$(254,566)	$10,845	$18,855	$204,187	$5,796	$209,983
Lease expense	113,033	254,566	(7,230)	—	360,369	1,766	362,135

EBITDAR / Adjusted EBITDAR	$542,086	$—	$3,615	$18,855	$564,556	$7,562	$572,118

(Loss) income per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	84,615						153,671

Diluted net (loss) income from continuing operations per share (e)	$(1.88)						$0.27

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended September 30, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Three months ended September 30, 2014	Skilled Healthcare Group, Inc. three months ended September 30, 2014	Three months ended September 30, 2014

Net revenues	$1,187,618	$—	$(3,533)	$—	$1,184,085	$207,840	$1,391,925
	—
Salaries, wages and benefits	723,586	—	(3,444)	(308)	719,834	128,793	848,627
Other operating expenses	265,283	—	(1,744)	(1,290)	262,249	36,122	298,371
General and administrative costs	36,341	—	—	—	36,341	11,789	48,130
Provision for losses on accounts receivable	17,285	—	—	—	17,285	3,737	21,022
Lease expense	32,921	80,625	(528)	—	113,018	5,146	118,164
Depreciation and amortization expense	48,701	(33,232)	(41)	—	15,428	6,120	21,548
Interest expense	112,121	(99,188)	—	—	12,933	7,836	20,769
Other (income) loss	30	—	—	(30)	—	26	26
Investment income	(1,468)	—	—	—	(1,468)	—	(1,468)
Transaction costs	1,736	—	—	(1,736)	—	—	—
Equity in net loss of unconsolidated affiliates	207	—	—	—	207	(568)	(361)
(Loss) income before income tax benefit	$(49,125)	$51,795	$2,224	$3,364	$8,258	$8,839	$17,097
Income tax (benefit) expense	(6,518)	5,190	194	345	(789)	3,105	2,316
(Loss) income from continuing operations	$(42,607)	$46,605	$2,030	$3,019	$9,047	$5,734	$14,781
Loss (income) from discontinued operations, net of taxes	1,191	(621)	—	—	570	—	570
Net loss attributable to noncontrolling interests	961	—	—	—	961	—	961
Net (loss) income attributable to Genesis Healthcare, Inc.	$(44,759)	$47,226	$2,030	$3,019	$7,516	$5,734	$13,250

Depreciation and amortization expense	48,701	(33,232)	(41)	—	15,428	6,120	21,548
Interest expense	112,121	(99,188)	—	—	12,933	7,836	20,769
Other (income) loss	30	—	—	(30)	—	(7)	(7)
Transaction costs	1,736	—	—	(1,736)	—	—	—
Income tax (benefit) expense	(6,518)	5,190	194	345	(789)	3,105	2,316
Loss (income) from discontinued operations, net of taxes	1,191	(621)	—	—	570	—	570
Net income attributable to noncontrolling interests	961	—	—	—	961	—	961

EBITDA / Adjusted EBITDA	$113,463	$(80,625)	$2,183	$1,598	$36,619	$22,788	$59,407
Lease expense	32,921	80,625	(528)	—	113,018	5,146	118,164

EBITDAR / Adjusted EBITDAR	$146,384	$—	$1,655	$1,598	$149,637	$27,934	$177,571

Loss per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865

Diluted net (loss) income from continuing operations per share (e)	$(0.88)						Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Nine months ended September 30, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start- up losses and newly divested facilities (b)	Other adjustments (c)	Nine months ended September 30, 2014	Skilled Healthcare Group, Inc. nine months ended September 30, 2014	Nine months ended September 30, 2014

Net revenues	$3,574,813	$—	$(10,711)	$1,166	$3,565,268	$622,143	$4,187,411
	—
Salaries, wages and benefits	2,162,064	—	(8,488)	(2,014)	2,151,562	388,727	2,540,289
Other operating expenses	798,432	—	(4,796)	(2,123)	791,513	125,134	916,647
General and administrative costs	108,187	—	—	—	108,187	24,089	132,276
Provision for losses on accounts receivable	52,881	—	—	—	52,881	10,215	63,096
Lease expense	98,629	238,505	(1,613)	—	335,521	14,842	350,363
Depreciation and amortization expense	145,131	(98,625)	(114)	—	46,392	18,240	64,632
Interest expense	330,771	(292,256)	—	—	38,515	23,475	61,990
Loss on extinguishment of debt	679	—	—	(679)	—	—	—
Other (income) loss	(637)	—	—	637	—	(136)	(136)
Investment income	(2,847)	—	—	—	(2,847)	—	(2,847)
Transaction costs	5,283	—	—	(5,283)	—	—	—
Equity in net income of unconsolidated affiliates	(139)	—	—	—	(139)	(1,206)	(1,345)
(Loss) income before income tax benefit	$(123,621)	$152,376	$4,300	$10,628	$43,683	$18,763	$62,446
Income tax (benefit) expense	(9,368)	11,547	326	805	3,310	7,553	10,863
(Loss) income from continuing operations	$(114,253)	$140,829	$3,974	$9,823	$40,373	$11,210	$51,583
Loss from discontinued operations, net of taxes	5,561	(2,585)	—	—	2,976	—	2,976
Net loss attributable to noncontrolling interests	1,370	—	—	—	1,370	—	1,370
Net (loss) income attributable to Genesis Healthcare, Inc.	$(121,184)	$143,414	$3,974	$9,823	$36,027	$11,210	$47,237

Depreciation and amortization expense	145,131	(98,625)	(114)	—	46,392	18,240	64,632
Interest expense	330,771	(292,256)	—	—	38,515	23,475	61,990
Loss on extinguishment of debt	679	—	—	(679)	—	21	21
Other (income) loss	(637)	—	—	637	—	(114)	(114)
Transaction costs	5,283	—	—	(5,283)	—	—	—
Income tax (benefit) expense	(9,368)	11,547	326	805	3,310	7,553	10,863
Loss (income) from discontinued operations, net of taxes	5,561	(2,585)	—	—	2,976	—	2,976
Net income attributable to noncontrolling interests	1,370	—	—	—	1,370	—	1,370

EBITDA / Adjusted EBITDA	$357,606	$(238,505)	$4,186	$5,303	$128,590	$60,385	$188,975
Lease expense	98,629	238,505	(1,613)	—	335,521	14,842	350,363

EBITDAR / Adjusted EBITDAR	$456,235	$—	$2,573	$5,303	$464,111	$75,227	$539,338

Loss per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865

Diluted net (loss) income from continuing operations per share (e)	$(2.32)						Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

(a)  Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP.  We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical.  Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options.  Accordingly, in connection with our evaluation of the financial performance of the Company, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis.  This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment.  This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements.  The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(in thousands)
Lease expense:
Cash rent - capital leases	$23,062	$22,374	$68,910	$66,768
Cash rent - financing obligations	64,736	61,375	191,571	181,007
Non-cash - operating lease arrangements	(1,577)	(3,124)	(5,915)	(9,270)
Lease expense adjustments	$86,221	$80,625	$254,566	$238,505

Depreciation and amortization expense:
Capital lease accounting	$(8,495)	$(8,848)	$(26,570)	$(27,128)
Financing obligation accounting	(25,007)	(24,384)	(74,721)	(71,497)
Depreciation and amortization expense adjustments	$(33,502)	$(33,232)	$(101,291)	$(98,625)

Interest expense:
Capital lease accounting	$(26,503)	$(25,287)	$(78,146)	$(74,496)
Financing obligation accounting	(78,554)	(73,901)	(233,225)	(217,760)
Interest expense adjustments	$(105,057)	$(99,188)	$(311,371)	$(292,256)

Total pre-tax lease accounting adjustments	$(52,338)	$(51,795)	$(158,096)	$(152,376)

(b)  The acquisition and construction of new businesses has become an important element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of our core business.  The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses are no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  The divestiture of underperforming or non-strategic facilities has also become an important element of our earnings optimization strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the losses associated with the wind down of such divested facilities as non-recurring and not indicative of the performance of our core business.

(c)  Other adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of our core recurring operating business.  Other adjustments also include the effect of expensing non-cash stock-based compensation related to restricted stock units.  The following items were realized in the periods presented.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(in thousands)
Severance and restructuring (1)	$742	$507	$3,121	$2,213
Regulatory defense and related costs (2)	2,293	460	2,755	1,960
New business development costs (3)	—	631	—	1,130
Self insurance adjustment (4)	—	—	10,500	—
Transaction costs (5)	3,243	1,736	91,953	5,283
Skilled Healthcare loss contingency expense (8)	30,000	—	31,500	—
Loss on early extinguishment of debt	(3,104)	—	130	679
Other income (6)	—	30	(7,560)	(637)
Stock based compensation (7)	1,950	—	2,479	—
Tax benefit from total adjustments	(8,153)	(345)	(31,308)	(805)
Total other adjustments	$26,971	$3,019	$103,570	$9,823

(1)  We incurred costs related to the termination, severance and restructuring of certain components of the Company’s business.

(2)  We incurred legal defense and other related costs in connection with certain matters in dispute or under appeal with regulatory agencies.

(3)  We incurred business development costs in connection with the evaluation and start-up of services outside our existing service offerings.

(4) We incurred a self-insured program adjustment for the actuarially developed GLPL and worker’s compensation claims related to policy periods 2014 and prior.  The Company also recorded approximately $6 million of incremental development related to the first nine months of 2015, which has not been excluded from our non-GAAP results.

(5)  We incurred costs associated with transactions including the combination with Skilled Healthcare Group, Inc. and other transactions.

(6)  We realized a net gain on the sale of certain assets in the nine months ended September 30, 2015.

(7)  We incurred $2.0 million of non-cash stock-based compensation related to restricted stock units.

(8) We recognized $31.5 million of loss contingency expense associated with three Skilled Healthcare regulatory matters.

(d)  Assumes 153.7 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis.

(e)  Pro forma adjusted income from continuing operations per share assumes a calculated tax rate of 40%, and is computed as follows:  Pro forma adjusted income before income taxes x (1 - 40% tax rate) / diluted weighted average shares on a fully exchanged basis.

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)

Financial Results
Net revenues	$1,416,027	$1,187,618	$4,178,503	$3,574,813
EBITDAR	181,231	146,384	542,086	456,235
EBITDA	143,576	113,463	429,053	357,606
Adjusted EBITDAR	188,779	149,637	564,556	464,111
Adjusted EBITDA	67,205	36,619	204,187	128,590
Pro forma adjusted EBITDAR	188,779	177,571	572,118	539,338
Pro forma adjusted EBITDA	67,205	59,407	209,983	188,975

INPATIENT SEGMENT:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	56,499	46,817	56,499	46,817
Available operating beds in service at end of period	55,036	45,454	55,036	45,454
Available patient days based on licensed beds	5,164,465	4,290,770	15,095,406	12,711,149
Available patient days based on operating beds	5,027,803	4,164,658	14,652,995	12,328,771
Actual patient days	4,324,403	3,706,574	12,751,587	11,014,125
Occupancy percentage - licensed beds	83.7%	86.4%	84.5%	86.6%
Occupancy percentage - operating beds	86.0%	89.0%	87.0%	89.3%
Skilled mix	20.6%	21.1%	21.8%	21.8%
Average daily census	47,004	40,289	46,709	40,345
Days in period	92	92	273	273

Revenue per patient day (skilled nursing facilities)
Medicare Part A	$503	$490	$502	$491
Medicare total (including Part B)	545	528	540	529
Insurance	451	457	448	450
Private and other	263	314	295	318
Medicaid	216	213	216	213
Medicaid (net of provider taxes)	195	192	195	193
Weighted average (net of provider taxes)	$266	$267	$270	$270

Patient days by payor (skilled nursing facilities)
Medicare	538,503	507,110	1,691,696	1,575,033
Insurance	288,314	221,984	883,236	670,590
Total skilled mix days	826,817	729,094	2,574,932	2,245,623
Private and other	299,153	247,528	862,777	728,496
Medicaid	2,879,447	2,480,315	8,392,143	7,314,657
Total Days	4,005,417	3,456,937	11,829,852	10,288,776

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	13.4%	14.7%	14.3%	15.3%
Insurance	7.2%	6.4%	7.5%	6.5%
Skilled mix	20.6%	21.1%	21.8%	21.8%
Private and other	7.5%	7.2%	7.3%	7.1%
Medicaid	71.9%	71.7%	70.9%	71.1%
Total	100.0%	100.0%	100.0%	100.0%

Facilities at end of period
Skilled nursing facilities
Leased	383	358	383	358
Owned	33	2	33	2
Joint Venture	5	5	5	5
Managed *	32	14	32	14
Total skilled nursing facilities	453	379	453	379
Total licensed beds	54,545	46,160	54,545	46,160

Assisted living facilities:
Leased	30	28	30	28
Owned	22	1	22	1
Joint Venture	1	1	1	1
Managed	3	4	3	4
Total assisted living facilities	56	34	56	34
Total licensed beds	4,437	2,762	4,437	2,762
Total facilities	509	413	509	413

Total Jointly Owned and Managed— (Unconsolidated)	16	17	16	17

REHABILITATION THERAPY SEGMENT:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue mix %:
Company-operated	37%	37%	38%	37%
Non-affiliated	63%	63%	62%	63%
Sites of service (at end of period)	1,602	1,379	1,602	1,379
Revenue per site	$168,797	$170,912	$497,731	$521,110
Therapist efficiency %	68%	66%	69%	69%

* In 2015, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

SKILLED HEALTHCARE GROUP, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	GAAP as reported		Non-GAAP as adjusted	GAAP as reported		Non-GAAP as adjusted	GAAP as reported		Non-GAAP as adjusted
	One month ended January 31, 2015	Adjust	One month ended January 31, 2015	Three months ended September 30, 2014	Adjust	Three months ended September 30, 2014	Nine months ended September 30, 2014	Adjust	Nine months ended September 30, 2014

Net revenues	$71,288	$—	$71,288	$208,618	$(778)	$207,840	$622,897	$(754)	$622,143
Salaries, wages and benefits	44,842	(916)	43,926	129,198	(405)	128,793	389,444	(717)	388,727
Other operating expenses	17,486	(345)	17,141	43,829	(7,707)	36,122	141,796	(16,662)	125,134
General and administrative costs	1,516	—	1,516	12,780	(991)	11,789	26,151	(2,062)	24,089
Provision for losses on accounts receivable	1,289	—	1,289	3,737	—	3,737	10,362	(147)	10,215
Lease expense	1,766	—	1,766	5,146	—	5,146	14,842	—	14,842
Depreciation and amortization expense	1,998	—	1,998	6,120	—	6,120	18,240	—	18,240
Interest expense	2,521	—	2,521	7,836	—	7,836	23,475	—	23,475
Loss on extinguishment of debt	—	—	—	21	(21)	—	843	(843)	—
Impairment of long-lived assets	—	—	—	—	—	—	82	(82)	—
Other (income) loss	11	—	11	26		26	(136)	—	(136)
Transaction costs	4,638	(4,638)	—				—	—
Equity in net income of unconsolidated affiliates	(146)	—	(146)	(568)	—	(568)	(1,206)	—	(1,206)
Income tax (benefit) expense	(1,807)	2,301	494	(150)	3,255	3,105	(153)	7,706	7,553

Depreciation and amortization expense	1,998	—	1,998	6,120	—	6,120	18,240	—	18,240
Interest expense	2,521	—	2,521	7,836	—	7,836	23,475	—	23,475
Loss on extinguishment of debt	—	—	—	—	—	—	843	(822)	21
Transaction costs	4,638	(4,638)						—
Impairment of long-lived assets	—	—	—	—	—	—	82	(82)	—
Other (income) loss	11	—	11	(7)		(7)	(114)	—	(114)
Income tax (benefit) expense	(1,807)	2,301	494	(150)	3,255	3,105	(153)	7,706	7,553

EBITDA / Adjusted EBITDA	4,535	1,261	5,796	14,442	8,346	22,788	41,530	18,855	60,385
Lease expense	1,766	—	1,766	5,146	—	5,146	14,842	—	14,842

EBITDAR / Adjusted EBITDAR	$6,301	$1,261	$7,562	$19,588	$8,346	$27,934	$56,372	$18,855	$75,227

The following adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of Skilled Healthcare Group’s recurring operating business.

	One month ended January 31, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2014
Severance and restructuring	$1,220	$359	$1,430
Regulatory defense and related costs	41	—	—
Exist costs of divested facilities	—	57	397
Professional fees related to non-routine matters	—	6,377	13,896
Losses at skilled nursing facility not at full operation	—	450	583
Loss on disposal of asset	—	68	68
Loss on extinguishment of debt	—	21	843
Non-cash stock compensation	371	1,014	2,460
Impairment of long-lived assets	—	—	82
Transaction costs	4,267	—	—
Tax benefit of total adjustments	(2,301)	(3,255)	(7,706)
Total adjustments	$3,598	$5,091	$12,053

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - LOW END OF RANGE

(IN THOUSANDS, EXCEPT EPS)

		Adjustments			As adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,660,915	$—	$(42,865)	$388	$5,618,438

Salaries, wages and benefits	3,315,945	—	(25,745)	(1,393)	3,288,807
Other operating expenses	1,347,860	—	(22,333)	(13,914)	1,311,613
General and administrative costs	177,340	—	—	(9,406)	167,934
Provision for losses on accounts receivable	99,049	—	(965)	—	98,084
Lease expense	159,721	334,941	(7,230)	—	487,432
Depreciation and amortization expense	236,299	(137,324)	(4,463)	—	94,512
Interest expense	507,243	(421,251)	(40)	—	85,952
Loss (gain) on extinguishment of debt	130	—	—	(130)	—
Other (income) loss	(7,522)	—	(38)	7,560	—
Investment income	(2,000)	—	—	—	(2,000)
Transaction costs	96,654	—	(63)	(96,591)	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—
Equity in net income of unconsolidated affiliates	(1,050)	—	—	—	(1,050)
(Loss) income before income tax expense	(300,254)	223,634	18,012	145,762	87,154
Income tax expense (benefit)	(120,102)	89,454	7,205	58,305	34,862
Income (loss) from continuing operations	(180,152)	134,180	10,807	87,457	52,292

Earnings (loss) per share, diluted:	$(1.17)				$0.34
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	236,299	(137,324)	(4,463)	—	94,512
Interest expense	507,243	(421,251)	(40)	—	85,952
Loss (gain) on extinguishment of debt	130	—	—	(130)	—
Other (income) loss	(7,522)	—	(38)	7,560	—
Transaction costs	96,654	—	(63)	(96,591)	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—
Income tax expense (benefit)	(120,102)	89,454	7,205	58,305	34,862

EBITDA / Adjusted EBITDA	$564,050	$(334,941)	$13,408	$25,101	$267,618
Lease expense	159,721	334,941	(7,230)	—	487,432
EBITDAR / Adjusted EBITDAR	$723,771	$—	$6,178	$25,101	$755,050

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - HIGH END OF RANGE

(IN THOUSANDS, EXCEPT EPS)

		Adjustments			As adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,740,915	$—	$(42,865)	$388	$5,698,438

Salaries, wages and benefits	3,363,604	—	(25,745)	(1,393)	3,336,466
Other operating expenses	1,365,422	—	(22,333)	(13,914)	1,329,175
General and administrative costs	177,340	—	—	(9,406)	167,934
Provision for losses on accounts receivable	100,791	—	(965)	—	99,826
Lease expense	159,721	334,941	(7,230)	—	487,432
Depreciation and amortization expense	237,303	(137,324)	(4,463)	—	95,516
Interest expense	508,043	(421,251)	(40)	—	86,752
Loss (gain) on extinguishment of debt	130	––	––	(130)	––
Other (income) loss	(7,522)	—	(38)	7,560	—
Investment income	(3,000)	—	—	—	(3,000)
Transaction costs	96,654	—	(63)	(96,591)	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—
Equity in net income of unconsolidated affiliates	(2,000)	—	—	—	(2,000)
(Loss) income before income tax expense	(287,071)	223,634	18,012	145,762	100,337
Income tax (benefit) expense	(114,828)	89,454	7,205	58,305	40,136
Income (loss) from continuing operations	(172,243)	134,180	10,807	87,457	60,201

Earnings (loss) per share, diluted:	$(1.11)				$0.39
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	237,303	(137,324)	(4,463)	—	95,516
Interest expense	508,043	(421,251)	(40)	—	86,752
Loss (gain) on extinguishment of debt	130	—	—	(130)	—
Other (income) loss	(7,522)	—	(38)	7,560	—
Transaction costs	96,654	—	(63)	(96,591)	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—
Income tax (benefit) expense	(114,828)	89,454	7,205	58,305	40,136

EBITDA / Adjusted EBITDA	$579,037	$(334,941)	$13,408	$25,101	$282,605
Lease expense	159,721	334,941	(7,230)	—	487,432
EBITDAR / Adjusted EBITDAR	$738,758	$—	$6,178	$25,101	$770,037